UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 17, 2015

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 Dallas Street, Suite 2300
Houston, Texas 77002
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (713) 328-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 17, 2015, the Board of Directors of Carrizo Oil & Gas, Inc. (the “Company”) voted to amend and restate the Company’s current bylaws to implement a majority voting standard in uncontested elections. Pursuant to the Amended and Restated Bylaws of Carrizo Oil & Gas, Inc. adopted by the Board of Directors on February 17, 2015 (the “Amended and Restate Bylaws”), in an election of directors at a meeting of shareholders at which a quorum is present, (i) if the number of nominees exceeds the number of directors to be elected (a “contested election”), the members of the Board of Directors that are elected by shareholders shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at such meeting and (ii) in an election of directors that is not a contested election (an “uncontested election”), the members of the Board of Directors that are elected by shareholders shall be elected by a majority of the votes cast by the holders of shares entitled to vote in the election of directors at such meeting. For purposes of the Amended and Restated Bylaws, in an uncontested election of directors a “majority of votes cast” shall mean that the number of shares voted “for” a director exceeds the number of votes cast “against” that director. The Amended and Restated Bylaws include related provisions regarding board vacancies, resignations, required documents and information with respect to nominees and provisions giving the Board of Directors the power to establish policies and procedures with respect to these matters. The Amended and Restated Bylaws also set forth provisions regarding the establishment of a lead independent director, specifically authorize committees to set officers’ salaries and delete outdated and inapplicable provisions, as well as update and conform other provisions in the document.
The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified by reference to the full text of the Amended and Restated Bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
In connection with the adoption of the Amended and Restated Bylaws, the Board of Directors amended the Company’s Code of Ethics and Business Conduct to provide that, as a condition to being nominated to continue to serve as a director, whether by the Board of Directors or by a shareholder, an incumbent director nominee shall agree that if such incumbent director nominee fails to receive the required vote for election to the Board of Directors at the next meeting of the shareholders of the Company at which such nominee faces re-election, he or she will submit to the Board of Directors an irrevocable letter of resignation that would be effective upon and only in the event that the Board of Directors accepts such resignation.
The Board of Directors will decide whether to accept or reject such resignation, or whether other action should be taken, taking into account the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors and will publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee and the Board of Directors may consider a range of alternatives regarding the resignation, including alternatives specified in the Code of Ethics and Business Conduct. The director who is required to tender his or her resignation is expected not to participate in either the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation.
The foregoing description of the Code of Ethics and Business Conduct adopted by the Board of Directors on February 17, 2015 does not purport to be complete and is qualified by reference to the full text of the Code of Ethics and Business Conduct, which is available on the Company’s website at www.carrizo.com under “About Us—Governance.”
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number		Description
3.1	—	Amended and Restated Bylaws of Carrizo Oil & Gas, Inc. adopted February 17, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 19, 2015

CARRIZO OIL & GAS, INC.

By:	/s/ David L. Pitts
	Name:	David L. Pitts
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number		Description
3.1	—	Amended and Restated Bylaws of Carrizo Oil & Gas, Inc. adopted February 17, 2015.